Exhibit 99.2

[SYNOVA HEALTHCARE LOGO]

Company Press Release Synova Healthcare Group, Inc.	Trading Symbol (SNVH)
FOR IMMEDIATE RELEASE	January 16, 2007

SYNOVA HEALTHCARE GROUP, INC. COMPLETES $15 MILLION

SENIOR CONVERTIBLE PROMISSORY NOTE AND WARRANT OFFERING

MEDIA, PA (JANUARY 16, 2007) — Synova Healthcare Group, Inc. (OTCBB: SNVH.OB), today announced, in connection with the previously announced strategic acquisition of Allendale Pharmaceuticals, Inc. (API), and the acquisition of the exclusive worldwide rights to the Today® contraceptive sponge, that it has completed a private placement of $15 million in aggregate principal amount of 6.5% senior convertible promissory notes and related common stock purchase warrants. The Notes were placed with certain institutional and accredited investors, as well as to certain of our existing investors and members of management.

The notes mature on January 12, 2012, and are convertible into shares of Synova common stock at a conversion rate of one share for every $1.00 of principal converted, subject to anti-dilution adjustments. The Company’s obligations under the notes are unsecured but have been guaranteed by each of the Company’s subsidiaries.

As part of this note offering, Synova issued to the holders of the notes five-year warrants to purchase, at an exercise price of $1.00 per share, subject to anti-dilution adjustments, up to an aggregate of 110% of the total number of shares of Synova common stock that may be acquired upon conversion in full of the notes. Synova will use the net proceeds received from this offering to re-launch the Today® Sponge, to further expand Synova’s growing portfolio of women’s health care products and also to pay certain obligations of API.

The securities described in this press release were not registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. The Company has agreed to file one or more registration statements with the Securities and Exchange Commission to permit resale of the common stock that may be received upon conversion of the notes or exercise of the warrants.

About Synova Healthcare Group, Inc.

Synova Healthcare Group, Inc., through its subsidiaries Synova Healthcare, Inc., Synova Pre-Natal Healthcare, Inc. and now Allendale Pharmaceuticals, Inc., is focused on the development, distribution, marketing and sale of non- invasive medical diagnostic tests and over-the-counter healthcare products that allow consumers and professionals to rapidly and accurately diagnose, monitor and/or treat certain woman’s healthcare conditions. The Company’s efforts are focused in the areas of contraception, vaginal health, menopause management, fertility planning, obstetrics and personal care. Its products are designed to deliver a meaningful difference in healthcare management for women. The company’s goal is to provide healthcare solutions that address every stage of a woman’s reproductive life. For more information, please visit the Company’s website at www.synovahealthcare.com.

Contacts:

Synova Healthcare Group, Inc.

Robert Edwards

Chief Financial Officer

Phone: 610-565-7080 The Investors Relations Group

Investor Relations: Katrine Winther-Olesen

Media Relations: Janet Vasquez/Susan Morgenbesser

Phone: 212-825-3210

This Press Release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “potential” and similar expressions. These statements reflect the Company’s current beliefs and are based upon information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance or achievements to differ materially from those expressed in or implied by such statements. Such risk factors are discussed in the Company’s Registration Statement on Form SB-2 (File No. 333-123498), as amended, as declared effective by the Securities and Exchange Commission on May 22, 2006, as well as in other periodic reports and filings with the Commission. There can be no assurance that such factors will not affect the accuracy of such forward-looking statements. The Company undertakes no obligation to update or advise in the event of any change, addition or alteration to the information set forth in this Press Release including such forward-looking statements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy; nor will there be any sale of securities of Synova Healthcare Group, Inc. in any state where such offer, solicitation or sale would be unlawful before registration or qualification under the securities laws of those states.